EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Community Bancorp. of our report dated January 14, 2005, with respect to the consolidated financial statements of Community Bancorp. included in the Annual Report on Form 10-K of Community Bancorp. for the year ended December 31, 2004, and to reference to our firm under the caption "EXPERTS" in the prospectus included in the Registration Statement.

/s/ Berry, Dunn, McNeil & Parker

July 29, 2005
Portland, Maine
VT Reg. No. 92-0000278

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